Exhibit 10.1

                             SEPARATION AGREEMENT


     This separation agreement (this "Agreement") is entered into as of December 15th, 2006 by and between SEALY, INC., an Ohio corporation (the "Company"), and James B. Hirshorn, an employee of the Company ("Hirshorn").

     STATEMENT OF PURPOSE. Hirshorn has informed the Company that he desires to leave the Company's employment. The Company and Hirshorn have entered into negotiations with a view toward resolving all issues relating to Hirshorn's employment with the Company and the amicable termination of that employment.

     NOW, THEREFORE, in consideration of the Statement of Purpose and the terms and provisions of this Agreement, the parties hereto mutually agree as follows:

     1. RESIGNATION AND TERMINATION OF EMPLOYMENT. As the result of the resignation from Company employment by Hirshorn, the Company does hereby agree to terminate Hirshorn's employment, with said termination and resignation to be effective as of 5:00pm on December 15, 2006 ("Effective Date").

     2. OBLIGATIONS OF THE COMPANY. The Company agrees to pay or provide Hirshorn with the following:

     (a) Compensation and benefits to which Hirshorn is otherwise entitled as an employee of the Company at Hirshorn's current rate and status through the Effective Date in accordance with applicable law and Company's generally applicable policies and procedures;

     (b) Hirshorn's vested interest in Company sponsored benefit plans including the Profit-Sharing Retirement and 401-(k) plan shall be paid under the terms, provisions and conditions of said plans, and nothing in this Agreement shall modify or override the terms, provisions or conditions of those plans;

     (c) After the Effective Date, Hirshorn shall be entitled to participate in the Company's health insurance programs in accordance with the applicable COBRA regulations;

     (d) Hirshorn shall be paid any annual bonus which he earns for Sealy's fiscal year 2006 based on the terms of that bonus program, including the Company's 2006 performance, with any such payment being made when bonuses under Sealy's Bonus Plan are paid to other bonus plan participants;

     (e) Hirshorn will not be paid any annual bonus for 2007 since he resigned and will not earn any 2007 bonus under the terms of Sealy's Bonus Plan;

     (f) Sealy shall pay Hirhorn One Hundred Fifty-Four Thousand Five Hundred Fifty-Five Dollars ($154,555) at the Effective Date;

     (g) Hirshorn's employment agreement with the Company shall terminate as of the Effective Date and he shall not be paid any severance compensation or other benefits under that Agreement, the Company's severance policies or any other arrangement relating to the termination of his employment with Sealy, except as specifically provided herein; and


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     (h)  Company shall indemnify Hirshorn for any and all acts taken on behalf of Company while Hirshorn was acting in his capacity as an officer or director of Company.

     3. OBLIGATIONS OF HIRSHORN. Hirshorn agrees, that in consideration of the payments and benefits described in this Agreement:

     (a) Hirshorn acknowledges that his Management Shareholders Agreement ("Management Shareholders Agreement") with Sealy Corporation, ("Sealy") remains in effect according to it's terms, including the section titled "Confidential Information: Covenant Not to Compete".

     (b) Hirshorn acknowledges that by reason of Hirshorn's employment by the Company, Hirshorn has had access to certain Sealy "Trade Secrets" (as defined in the North Carolina Trade Secrets Protection Act, N.C.G.S. ss.66-152) including confidential product information (collectively "Confidential Information") and Hirshorn shall not directly or indirectly use, reveal, disclose or remove from the Company's premises Confidential Information or material containing Confidential Information, without the prior written consent of the Company;

     (c) Hirshorn agrees that he will turn over and return to the Company's Senior Vice President of Human Resources no later than the Effective Date all property whatsoever of the Company now in his possession (including laptops, cell phones, PDA's, computers, keys, credit cards and any other property of the Company); and

     (d) Hirshorn by executing this Agreement shall have resigned all of his positions as an officer or director of the Company as well as its subsidiaries and Affiliates, effective as of the date that this Agreement is executed as first above written.

     4. STOCK OPTION UNDERSTANDINGS. The Company and Hirshorn each have the following understanding regarding Hirshorn's Sealy stock options ("Stock Options") and the treatment of those Stock Options after the execution of this
Agreement:

     (a) Hirshorn's current Stock Options continue to be governed by the terms of their grants;

     (b) Under the terms of Performance Options granted to Hirshorn, if Sealy's fiscal year 2006 10K report, when filed, indicates results establishing that Sealy in fiscal year 2006 met or exceeded the 2006 performance targets for early vesting of a portion of Hirshorn's performance options, then Hirshorn shall have the right under the terms of those option agreement(s) to exercise those options during the 30-day period after such filing.

     (c) Since the termination of Hirshorn's employment under this Agreement is as of the Effective Date, Hirshorn's Stock Options shall continue to vest only through the Effective Date; and

     (d) The termination of Hirshorn's employment with the Company under this Agreement shall entitle Hirshorn, on or after the Effective Date, to timely exercise his vested Stock Options using the net basis exercise process in the manner provided as part of those Stock Option grants, such that without the exchange of any funds, Hirshorn receives that number of shares that would otherwise be issuable upon a cash exercise of such Stock Options less that number of shares having a Fair Market Value equal to the amount that otherwise would have been paid by Hirshorn to exercise the number of Stock Option being exercised.


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     5. PUBLIC STATEMENTS. The parties understand that upon execution of this
Agreement the Company intends to file a copy of this Agreement with the SEC and to issue a press release related to Hirshorn's resignation. That statement shall contain the text contained on Exhibit 1 hereto. That statement may also contain additional information on the Company's staffing plans related to Hirshorn's departure.

     6. DEROGATORY STATEMENTS AND REFERENCES. Hirshorn agrees that he will refrain from making derogatory comments about the Company, as well as its products, business, employees, agents and affiliates. The Company agrees that it will refrain from making derogatory comments about Hirshorn, including but not limited to comments concerning Hirshorn's employment with and service to the Company. The statement attached hereto as Exhibit 2 shall be placed in Hirshorn's personnel file and utilized by the Company in response to requests for a recommendation on Hirshorn.

     7. TAXES AND WITHHOLDINGS. Hirshorn acknowledges and agrees that the Company shall withhold from the payments and benefits described in this Agreement all taxes, including income and employment taxes, required to be so deducted or withheld under applicable law.

     8. MUTUAL RELEASE OF CLAIMS. Hirshorn, on behalf of himself and his heirs, personal representatives, successors and assigns, in exchange for the consideration set out in the provisions of Section 2 of this Agreement hereby releases and forever discharges Sealy, the Company and their Affiliates, and each and every one of their respective present and former shareholders, directors, officers, employees and agents, and each of their respective successors and assigns, from and against any and all claims, demands, actions, causes of action, damages, costs and expenses, including without limitation all "Employment-Related Claims," which Hirshorn now has or may have by reason of any thing occurring, done or omitted to be done to the date of this Agreement; provided, however, this release shall not apply to any claims which Hirshorn may have for the payments or benefits expressly provided for Hirshorn or otherwise specifically referred to in this Agreement. For purposes of this Agreement, "Employment-Related Claims" means all rights and claims Hirshorn has or may have: related to his employment by or status as an employee of the Company or any of its Affiliates or the termination of that employment or status or to any employment practices and policies of the Company, or its Affiliates.

Company, on behalf of itself and its Affiliates, and each and every one of their respective present and former shareholders, directors, officers, employees and agents, and each of their respective successors and assigns hereby releases and forever discharges Hirshorn from and against any and all claims, demands, actions, causes of action, damages, costs and expenses, including without limitation all rights and claims Company has or may have related to Hirshorn's status as an employee, officer or Director of the Company or the termination of that status, which Company now has or may have by reason of any thing occurring, done or omitted to be done prior to execution of this Agreement; provided, however, this release shall not apply to any claims which Company may have for enforcement of this Agreement.

     9. DEFINITIONS. Capitalized terms used in this Agreement shall have the following meanings:

     (a) "Affiliate" with reference to the Company means any Person that directly or indirectly is controlled by, or is under common control with, the Company. For purposes of this definition the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     (b) "Person" means any individual, corporation, association, partnership, business trust, joint stock company, limited

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          liability company, foundation, trust, estate or other entity or organization of whatever nature.

     10. APPLICABLE LAW. This Agreement is made and executed with the intention that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of North Carolina.

     11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement shall be binding upon and inure to the benefit of Hirshorn, his heirs, executors and administrators.

     12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer and Hirshorn has freely executed this Agreement, all as of the day and year first above written.


                                           SEALY, INC.


________________________________           By:______________________________
      James B. Hirshorn
                                           Title:___________________________